Exhibit 10.1

WAIVER AND AGREEMENT

This WAIVER AND AGREEMENT (“Agreement”), dated as of November 23, 2009, is by and among PINNACLE GAS RESOURCES, INC., a Delaware corporation, the Lenders from time to time party hereto, and THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent and as Lender.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement (as amended by that certain Letter Regarding Waiver and Amendment to Credit Agreement dated March 9, 2007, the Second Amendment to Credit Agreement dated as of August 4, 2008, the Third Amendment to Credit Agreement dated as of September 30, 2008, the Fourth Amendment to Credit Agreement dated as of April 14, 2009, the Fifth Amendment and Waiver to Credit Agreement dated as of August 26, 2009 (the “Fifth Amendment”), the Sixth Amendment to Credit Agreement dated as of October 20, 2009, and as further amended and supplemented from time to time, the “Credit Agreement”);

WHEREAS, THE Borrower wishes to advise the Lenders and the Administrative Agent that it is not in compliance with certain requirements of the Credit Agreement for its fiscal quarter ending September 30, 2009, and as of the date hereof;

WHEREAS, the parties hereto desire to further extend certain waivers with respect to certain provisions of the Credit Agreement and to make certain agreements as set forth herein; and

WHEREAS, the Borrower has provided certain information to the Lenders and Administrative Agent and the parties hereto desire to further extend certain waivers heretofore granted and to grant certain waivers herein with respect to certain provisions of the Credit Agreement and to make certain agreements as set forth herein in order to provide additional time for the Lenders and Administrative Agent to consider such information and any requests of the Borrower in connection therewith;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.                                    Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

Section 2.                                    Waivers.

(a)                                  The Administrative Agent and the Lenders hereby waive for the period ending on the earlier of December 1, 2009 and the date of any Default or Event of Default arising out of any breach of or non-compliance with the Credit Agreement not expressly waived hereunder (the “Waiver Date”), the requirement in Section 7.15.2 of the Credit Agreement that the Borrower not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.00 to 1.00 for the fiscal quarters ending June 30, 2009 and September 30, 2009.  The waiver in this Section 2 is effective only for the period ending on the Waiver Date and only for the fiscal quarters ending June 30, 2009 and September 30, 2009, and not any other period or fiscal quarter.

(b)                                 The Administrative Agent and the Lenders hereby waive for the period ending on the Waiver Date the requirements of Section 7.6.2 of the Credit Agreement to the extent and only to the extent that (i) the failure to pay accounts payable within ninety (90) days of the date of the invoice therefor would cause such accounts not to be Permitted Debt and (ii) that the aggregate amount of all such accounts payable not so paid within ninety (90) days of the date of the invoice therefor does not exceed $6,000,000.  The waiver in this Section 2(b) is effective only to the extent that such failure to pay accounts payable causes such accounts payable not to be Permitted Debt and only with respect to the period ending on the Waiver Date and not any other period and only to the extent that the aggregate of all such accounts payable not so paid within ninety (90) days of the date of the invoice therefor does not exceed $6,000,000.

(c)                                  The Administrative Agent and the Lenders hereby waive for the period ending on the Waiver Date the requirements of Section 7.6.3 of the Credit Agreement that the Borrower pay the trade and other accounts payable within 90 days after the invoice date therefore, provided that this waiver is only effective with respect to trade and other accounts not exceeding $6,000,000 in the aggregate at any time outstanding.  The waiver in this Section 2(c) is effective only with respect to (i) the period ending on the Waiver Date and not any other period and (ii) trade and other accounts not exceeding $6,000,000 in the aggregate at any time outstanding.

(d)                                 The Administrative Agent and the Lenders hereby waive for the period ending on the Waiver Date the requirements of Section 7.7 of the Credit Agreement that the Borrower and its Subsidiaries not allow Liens on any of its Property to the extent but only to the extent of Liens not securing amounts in excess in the aggregate of $2,500,000.  The waiver in this Section 2(d) is effective only with respect to (i) the period ending on the Waiver Date and not any other period and (ii) only with respect to Liens not securing amounts in excess in the aggregate of $2,500,000.

Section 3.                                    Modification of Certain Dates.  The Borrower, Agent and Lenders agree that the references to each of “November 23, 2009” and “November 30, 2009” in Section 4 of the Fifth Amendment, as amended by the Waiver and Agreement dated October 26, 2009, and the “Waiver and Agreement” dated November 16, 2009, shall be amended and restated to read “December 1, 2009”.  As amended by the preceding sentence, the provisions of such Section 4 of the Fifth Amendment, as heretofore amended, shall continue to be effective from and after the date of this Agreement.

Section 4.                                    Condition to Effectiveness.  This Agreement shall be deemed effective as of November 23, 2009 (the “Effective Date”) when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent, and the Required Lenders.

Section 5.                                    Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect hereto:

(a)                                  the representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b)                                 the execution, delivery and performance by the Borrower and each Subsidiary of this Agreement has been duly authorized by all necessary corporate action required on their part and this Agreement, along with the Credit Agreement as amended hereby and other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c)                                  neither the execution, delivery and performance of this Agreement by the Borrower and each Subsidiary, the performance by them of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of the Borrower or any Subsidiary’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d)                                 no Material Adverse Effect has occurred and is continuing; and

(e)                                  no Default or Event of Default that the Administrative Agent and the Lenders have not waived in writing or that has not otherwise been disclosed to the Administrative Agent has occurred and is continuing.

Section 6.                                    Ratification.

(a)                                  This Agreement is a Loan Document.  The Credit Agreement and all Obligations thereunder or in connection therewith are hereby ratified, approved, and confirmed in each and every respect.

(b)                                 The Borrower and each of its Subsidiaries hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of each of the Security Documents, including without limitation all Mortgages, Pledge and Security Agreements, and Guaranties, to which it is a party.

Section 7.                                    Costs and Expenses.  As provided in Section 9.4 of the Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Agreement.

Section 8.                                    GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF NEW YORK, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

Section 9.                                    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.                              Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Section 11.                              No Waiver.  Except as expressly set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 12.                              Successors and Assigns.  This Agreement shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender hereunder, to the benefit of each Lender and the respective successors, transferees and assigns.

Section 13.                              Entire Agreement.  THIS AGREEMENT, THE  CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS AGREEMENT  REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date hereof.

BORROWER:

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Shoonmaker
Name:	Peter G. Schoonmaker
Title:	Chief Executive Officer and President

ADMINISTRATIVE AGENT:

THE ROYAL BANK OF SCOTLAND plc,

By:	/s/ Charles Greer
Name:	Charles Greer
Title:	Senior Vice President

LENDER:

THE ROYAL BANK OF SCOTLAND plc,

By:	/s/ Charles Greer
Name:	Charles Greer
Title:	Senior Vice President